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                                                                    EXHIBIT 3.62
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TREFOIL COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 1994, AT 2 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386053

                                                       DATE: 11-04-98
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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TREFOIL COMMUNICATIONS, INC.


         Trefoil Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Trefoil Communications, Inc. Trefoil Communications, Inc. was originally incorporated under the name Shamrock Holdings, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 12, 1978.

         2. This Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware.

         3. This Restated Certificate of Incorporation only restates and integrates the provisions of the Certificate of Incorporation of this corporation and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented. There is no discrepancy between the provisions of the corporation's Certificate of Incorporation and those of the Restated Certificate of Incorporation.

         4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST:  The name of the corporation is Trefoil Communications, Inc.

         SECOND: The registered office of the corporation in the State of Delaware is located at Corporate Trust Center, 1209 Orange Street, in the City of Wilmington (19801), County of New Castle. The registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: This Corporation is authorized to issue two classes of shares designated, respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is 50,000 and the number of shares of Preferred Stock authorized to be issued is 100,000, all of which shall have a par value of $.10 per share. Subject to Section 6 of this Article
FOURTH, the Preferred Stock shall be divided initially into (a) 70,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") with the voting rights, preferences and relative, participating, optional and other special rights of the shares of such series, and the restrictions thereof, set forth below in






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Article FOURTH Part A, and (b) 30,000 shares of Preferred Stock with the rights, preferences, privileges and restrictions thereof, as set forth in Article FOURTH Part B.

A.       SERIES A PREFERRED STOCK

         Section 1. Initial Purchase Price.

         The Series A Preferred Stock shall have an initial purchase price of $1000 per share (the "Initial Purchase Price"). The Series A Preferred Stock shall rank prior to the Common Stock with respect to dividend rights and rights on liquidation, dissolution or winding up.

         Section 2. Dividends and Distributions.

              a. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof (the "Board of Directors"), out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate of 7.50% from and after the Issue Date (as defined in Section 11 hereof) as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Initial Purchase Price, and shall accrue and be payable quarterly, in arrears, on the last Business Day as defined in Section 11 hereof of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the Issue Date. If dividends payable on the Series A Preferred Stock shall be in arrears and not paid on the Quarterly Dividend Payment Date, whether or not by reason of the absence of legally available funds therefor, the holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, additional dividends on accumulations of accrued but unpaid dividends compounded quarterly at a rate of 8.625% per annum, from such Quarterly Dividend Payment Date through the date of payment of such arrearages.

              b. Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend on any Quarterly Dividend Payment Date shall be fifteen days prior to such Quarterly Dividend Payment Date unless the Board of Directors determines otherwise, in which case the Board of Directors may fix another record date, which record date shall be no more than sixty days prior to the date fixed for the payment thereof. Dividends in arrears may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Quarterly Dividend Payment Date, to the holders of record of the shares of Series A Preferred Stock, as they appear on the stock register of the


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Corporation on such record date, which shall be no more than sixty days prior to the payment date therefor, as shall be fixed by the Board of Directors.

              c. In the event that the Corporation shall have failed to redeem shares of Series A Preferred Stock pursuant to Section 5(b) hereof, whether or not by reason of the absence of legally available funds, the dividend rate on all outstanding shares of Series A Preferred Stock which were to have been redeemed shall be 9.375% per annum (compounded quarterly, with respect to dividends in arrears on and after the date of failure to redeem through the date of redemption, at a rate of 10.78% per annum) from the date of failure to redeem through the date of redemption.

              d. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

              a. Except as otherwise provided in paragraph (c) of this Section 3, and in addition to voting rights provided elsewhere in this Section 3, and as long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the shareholders of the Corporation. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Series A Preferred Stock is convertible on the record date for such vote; provided, however, that if more than one share of Series A Preferred Stock shall be held by any holder of shares of Series A Preferred Stock, the total number of votes which such holder shall be entitled to cast pursuant to this Section 3(a) shall be computed on the basis of conversion of the total number of shares of Series A Preferred Stock held by such holder, with any then remaining fractional share disregarded for the purposes of this Section 3(a).

              b. In addition to the voting rights provided elsewhere in this
Section 3:

              The affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single series, shall be necessary to (A) authorize an increase in the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes, or any series of any class or classes, of the Corporation's capital stock ranking pari passu with or prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock; (B) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock; (C) authorize, adopt or approve any alteration, amendment or repeal of any provision of the Certificate of Incorporation of the Corporation including any such



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alteration, amendment or repeal effected by any merger or other business combination in which the Corporation is the surviving or resulting corporation;
(D) sell, assign, lease, convey or otherwise dispose of all or substantially all of the assets of the Corporation in one transaction or a series of related transactions; (E) except for the Merger of Malrite Communications Group, Inc. into the Corporation (the "Merger"), engage in or consummate any reorganization, consolidation, recapitalization, liquidation, dissolution or winding up of the Corporation or any merger of the Corporation with or into any other corporation; or (F) take any other corporate action, which adversely affects the powers, preferences or rights of the Series A Preferred Stock.

              c. As long as shares of Series A Preferred Stock having an aggregate Initial Purchase Price of at least $25,000,000 are issued and outstanding, and subject to the provisions of Section 3(f) hereof, the authorized number of directors of the Corporation shall be seven, of which the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single series, shall be entitled to elect three directors, and the holders of the outstanding shares of Common Stock voting separately as a class shall be entitled to elect the remaining four directors, subject to any rights in the terms of any series of Preferred Stock created pursuant to Article FOURTH Part B to increase the size of the Board of Directors and to elect up to a specified number of additional directors.

              d. (1) The rights of holders of shares of Series A Preferred Stock to take any actions as provided in this Section 3 may be exercised, subject to the DGCL (as defined in Section 11 hereof), at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose as hereinafter provided or at any adjournment or postponement thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

                     As long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within thirty-five, but in any event not later than sixty, days after delivery of such request to the Secretary of the Corporation, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders.

                 (2) At each meeting of shareholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single series, to elect directors of the Corporation as provided in this Section 3 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof:

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                      (A) the absence of a quorum of the holders of shares of
Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series A Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series A Preferred Stock or the taking of any action by the holders of Series A Preferred Stock as provided in this Section 3; and

                      (B) in the absence of a quorum of the holders of shares of Series A Preferred Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                      For the taking of any action as provided in paragraphs
(b), (c) and (e) of this Section 3 by the holders of shares of Series A Preferred Stock each such holder shall have one vote for each share of Series A Preferred Stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

                      Each director elected by the holders of shares of Series A Preferred Stock pursuant to paragraph (c) of this Section 3 shall, unless his term shall expire earlier, hold office until the annual meeting of shareholders next succeeding his election or until his successor, if any, is elected and qualified.

                      In case any vacancy shall occur among the directors elected by the holders of shares of Series A Preferred Stock pursuant to paragraph (c) of this Section 3, such vacancy may be filled for the unexpired portion of the term, to the extent permitted by the DGCL, by the Board, provided such Board action must include the affirmative vote of a majority of the remaining directors theretofore elected by such holders (if there is a remaining director) (or such directors' successors in office) in favor of the election of the person filling such vacancy. If any such vacancy is not so filled within twenty days after the creation thereof or if all of the directors so elected by the holders of Series A Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series A Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                      In case any vacancy shall occur among the directors elected by the holders of Common Stock pursuant to paragraph (e) of this Section 3, such vacancy may be filled for the unexpired portion of the term, to the extent permitted by the DGCL, by the Board, provided such Board action must include the affirmative vote of a majority of the remaining directors theretofore elected by such holders (if there is a remaining director) (or




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such directors' successors in office) in favor of the election of the person filling such vacancy. If any such vacancy is not so filled within twenty days after the creation thereof or if all of the directors so elected by the holders of Common Stock shall cease to serve as directors before their terms shall expire, the holders of the Common Stock then outstanding and entitled to vote for such directors may, by written consent in accordance with DGCL or at a special meeting of such holders called as provided in DGCL and the Bylaws of the Corporation, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                       To the extent permitted by the DGCL, any Series A Director may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single series. A special meeting of the holders of shares of Series A Preferred Stock may be called in accordance with the procedures set forth in subparagraph (d)(1) of this Section 3.

              e. In addition to the voting rights provided elsewhere in this
Section 3 and in addition to any board approval or any shareholder approval requirements set forth in the Certificate of Incorporation or Bylaws, as amended, of the Corporation or as otherwise required by law, and as long as shares of Series A Preferred Stock having an aggregate Initial Purchase Price of at least $25,000,000 are issued and outstanding, and subject to the provisions of Section 3(f) hereof, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, in person or by proxy, at an annual meeting of shareholders or at a special meeting of shareholders held for such purpose as provided above in Section 3(d), or the written consent, delivered to the Secretary of the Corporation, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, shall be necessary to approve the following:

                 (1) engaging in any business other than the radio broadcasting business,

                 (2) any purchase, redemption or other acquisition by the Corporation or any of its Subsidiaries of any shares of capital stock of the Corporation or any of its Subsidiaries (other than wholly-owned Subsidiaries of the Corporation), except (w) as required pursuant to any employment agreement, stock option plan or restricted stock plan for employees of the Corporation or its Subsidiaries approved in accordance herewith, (x) with respect to any redemption or conversion of shares of Series A Preferred Stock pursuant to Sections 5 or 8 hereof, (y) pursuant to the terms of the Merger Consideration Agreement, dated as of the Issue Date (the "Merger Consideration Agreement"), between the Corporation and Milton Maltz ("Maltz"), or the Stockholder Agreement, dated the Issue Date, between Maltz, Trefoil, the then holders of Common Stock of the Corporation, and the Corporation (the "Stockholders Agreement") and (z) pursuant to the terms of the Notes or any Approved Security; it being understood that the payment by the Corporation of cash in lieu of fractional shares upon exercise of the Warrants in accordance with their terms shall not be deemed to be an acquisition of capital stock for any purpose of this Certificate.


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                      (3) except as expressly permitted by paragraph (4) below,
any material alteration, amendment or modification of the Credit Agreement, or any material alteration, amendment or modification of, a Replacement Facility, if such alteration, amendment or modification is to increase the interest rate, lengthen the term, increase the maximum commitment or make any other changes that materially and adversely affect the holders of Preferred Stock,

                      (4) any incurrence of indebtedness for borrowed money by the Corporation or any of its Subsidiaries, except (A) pursuant to the Credit Agreement, dated as of the Issue Date, by and among the Corporation and/or any of its Subsidiaries, and the Lenders listed therein, and The Bank of New York, as Agent and related loan documents (including guaranties) (collectively, the "Credit Agreement") or any credit agreements evidencing any amendment, extension, renewal, refunding or refinancing thereof and related guaranties (collectively, a "Replacement Facility") in an amount not in excess of the maximum amount of the Credit Agreement; (B) to permit the Corporation to fulfill its mandatory redemption obligations pursuant to Section 5(b) hereof and pursuant to the Notes (as defined in Section 11 hereof) on any specified redemption date, provided that the indebtedness referred to in this clause (B) is limited to the amount necessary for, and used by the Corporation solely for the purpose of fulfilling such mandatory redemption obligation on such date, and is incurred not more than thirty days prior to such date; (C) indebtedness owed to the Corporation or a wholly-owned subsidiary of the Corporation; (D) obligations of Malrite assumed in the Merger; (E) Interest Rate Protection Arrangements with the Lenders under the Credit Agreement and (F) other indebtedness for borrowed money, not described in (A), (B), (C), (D) or (E) above and not in excess of $25,000,000 principal amount outstanding in aggregate at any one time,

                      (5) other than by virtue of the Merger, any assumption or guaranty by the Corporation or any of its Subsidiaries of the indebtedness of any Person (other than the Company and its Subsidiaries) not approved pursuant to this Section 3(e), in an aggregate principal amount at any one time outstanding in excess of $1,000,000 for all such Persons (other than the Company and its Subsidiaries),

                      (6) any payment to or other transaction with any Affiliate of the Corporation or any of its Subsidiaries other than (A) in an amount not in excess of $500,000 in the aggregate for all such payments or transactions in any twelve month period following the Issue Date or (B) pursuant to the terms of any agreement entered into on or prior to the Issue Date or any security issued on or prior to the Issue Date,

                      (7) any declaration of or payment of any cash dividend or other property distribution (other than a dividend payable in shares of Common Stock) with respect to any shares of stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up,



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                      (8) other than by virtue of the Merger, the entry into,
adoption, amendment or termination by the Corporation or any of its Subsidiaries of any bonus, profitsharing, pension or other employee benefit or special compensation plans or programs (other than (i) such amendments thereto as required by law, to the minimum extent so required by law, (ii) any broad-based plans not limited to executive officers or senior management and (iii) plans not involving more than $100,000 individually) by the Corporation or any of its Subsidiaries,

                      (9) any issuance of any equity securities of the Corporation or any of its Subsidiaries (including, without limitation, any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any such equity securities) other than an issuance of equity securities to the Corporation or a wholly-owned Subsidiary of the Corporation or pursuant to (A) any employment agreement, stock option plan or restricted stock plan for employees of the Corporation or its Subsidiaries approved by the Board of Directors that, when aggregated with all other such plans subject to this exception does not involve the issuance of more than 10% of the outstanding stock of the Corporation at the time of adoption, (B) the Warrants, (C) the Notes, (D) the terms of the Series A Preferred Stock or of any Approved Security, or (E) the Merger,

                      (10) other than with respect to the disposition of radio stations KUDL-FM and WHB-AM or otherwise specifically permitted under paragraphs
(3), (4) or (5) of this Section 3(e), any entry into, early termination of, or material amendment to or modification of, any material contract or agreement (other than (i) agreements entered into on the Issue Date, (ii) agreements or series of related agreements, providing for payments by or to the Corporation or its Subsidiaries not in excess of $2,000,000 individually or (iii) agreements with music licensing entities (such as ASCAP, BMI and SESAC), agreements for the provision of market research services and agreements with rating agencies) to which the Corporation or any of its Subsidiaries is a party, (it being understood that the Merger shall not be deemed to be the entering into by the Company of the agreements of Malrite for purposes of this paragraph 10),

                      (11) any alteration, amendment or repeal of any provisions of the Bylaws,

                      (12) other than (i) the disposition of radio stations KUDL-FM and WHB-AM, (ii) the Merger or (iii) transfers to the Corporation or any wholly-owned Subsidiary of the Corporation, any acquisition or disposition of any license to operate an AM or FM radio broadcast station, or all or substantially all of the assets of such a station.

              f. Notwithstanding the foregoing, (i) holders of shares of Series A Preferred Stock shall not be entitled to exercise the rights granted to them pursuant to paragraph (c) of this Section 3, and (ii) the requirement to obtain the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock as set forth in paragraph (e) of this Section 3 shall terminate, if less than a majority of the then outstanding shares of Series A Preferred Stock are owned, beneficially or of record,





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by Trefoil (or any successor thereto which Trefoil has advised the Corporation in writing is a successor controlled at that time, directly or indirectly, by the persons who were officers or directors of SCA on the Issue Date).

       Section 4. Certain Restrictions.

              a. The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up or except (x) pursuant to the terms of the Merger Consideration Agreement and (y) pursuant to the terms of the Notes or any Approved Security), shares of Common Stock or of any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Series A Preferred Stock for all prior full quarterly dividend periods have been or contemporaneously are declared and paid.

                 b. Whenever all accrued dividends on the Series A Preferred Stock are not paid in full through the most recent Quarterly Dividend Payment Date, the Corporation may not declare or pay dividends or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends unless (i) all accrued and unpaid dividends on the Series A Preferred Stock for all prior dividend periods are contemporaneously declared and paid or (ii) all dividends declared and paid or set apart for payment or other distributions made on the Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends are declared and paid or set apart for payment or made pro rata so that the amount of dividends declared and paid or set apart for payment or other distributions made per share on the Series A Preferred Stock and such other stock of the Corporation will bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such other stock of the Corporation bear to each other.

                 Whenever all accrued dividends on the Series A Preferred Stock are not paid in full through the most recent Quarterly Dividend Payment Date, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up unless (i) all outstanding shares of the Series A Preferred Stock are contemporaneously redeemed or (ii) a



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pro rata redemption is made of shares of Series A Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis.

              c. The Corporation shall not permit any Subsidiary (as defined in Section 11 hereof) of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraphs (a) or (b) of this Section 4, purchase such shares at such time and in such manner.

       Section 5. Redemption.

              a. The Corporation shall not have any right to redeem any shares of Series A Preferred Stock prior to the third anniversary of the Issue Date. On and after such date, the Corporation shall have the right, at its sole option and election made in accordance with paragraphs (d) and (e) of this Section 5, to redeem, out of funds legally available therefor, shares of Series A Preferred Stock, in whole or in part, in integral multiples having an aggregate Initial Purchase Price of at least $7,000,000 (unless a lesser number is then outstanding), at any time and from time to time, at a redemption price equal to the Initial Purchase Price, plus an amount per share equal to all accrued and unpaid dividends payable in cash, whether or not declared, to the date of redemption (the "Redemption Price"); provided, however, that the Corporation shall not have any such right unless (A) all quarterly dividends then payable on shares of Series A Preferred Stock pursuant to Section 2 hereof shall have been paid in full, (B) there has been consummated an underwritten public offering of the Common Stock registered under the Securities Act of 1933, as amended, and the Common Stock is traded on a national securities exchange or the NASDAQ System, (C) the Current Market Price of the Common Stock is equal to at least 165% of the Conversion Price (as defined in Section 11 hereof) for at least twenty out of thirty consecutive Trading Days (as defined in Section 8(a) hereof), (D) at all times from the commencement of such thirty Trading Day period to the date fixed for redemption, the conversion by the holders of all shares of Series A Preferred Stock being redeemed would not cause the Corporation to be in violation of the Federal Communications Act of 1934, as amended (the "Communications Act") and the rules and policies of the Federal Communications Commission thereunder, or any similar or successor laws, rules, regulations or policies, and (E) the Corporation shall have furnished the holders of the Series A Preferred Stock an officer's certificate confirming the satisfaction of clause (D) above.

              b. On each anniversary of the Issue Date (or, if such date is not a Business Day, then on the next succeeding Business Day) occurring in the years set forth below, (as long as any shares of Series A Preferred Stock remain outstanding), the Corporation shall redeem, out of funds legally available therefor, the number of shares set forth below (or, if fewer than said number of shares of Series A Preferred Stock are then outstanding, the number of shares then outstanding) by paying therefor in cash the Redemption Price.




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

Anniversary of Issue                              Number of Shares
 Date occurring in                                 to be Redeemed
--------------------                              ----------------
     2003                                               14,000
     2004                                               28,000
     2005                                         Any and all then outstanding
                                                  shares of Series A Preferred Stock

              The number of shares of Series A Preferred Stock to be redeemed by the Corporation on any date fixed for redemption pursuant to its mandatory redemption obligation as set forth in this paragraph (b) of Section 5 shall be reduced by the number of shares, if any, of Series A Preferred Stock redeemed by the Corporation, at its sole option and election, pursuant to Section 5(a) hereof or repurchased by the Corporation, prior to such date fixed for redemption, and the number of shares, if any, of Series A Preferred Stock converted by the holders thereof prior to such date fixed for redemption, in each case to the extent such number of shares has not previously been credited against any mandatory redemption obligation of the Corporation pursuant to this
Section 5(b).

              c. If less than all shares of Series A Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata.

              d. Notice of any redemption of shares of Series A Preferred Stock pursuant to paragraph (a) or (b) of this Section 5 shall be mailed at least twenty, but not more than seventy-five, days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of Series A Preferred Stock to be redeemed not more than seventy-five days or less than twenty days prior to the date fixed for such redemption.

              e. On the date of any redemption being made pursuant to paragraph
(a) or (b) of this Section 5 which is specified in a notice given pursuant to paragraph (d) of this Section 5, the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Series A Preferred Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the date of redemption, with a bank or trust company in the City of Los Angeles, California or the City of New York, New York having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series A Preferred

Stock to be redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this paragraph (e) in respect of shares of Series A Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (e) shall be paid from time to time to the Corporation for its own account.

              f. Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to paragraph (e) in respect of shares of Series A Preferred Stock to be redeemed pursuant to paragraph (a) or (b) of this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption the shares represented thereby shall no longer be deemed outstanding, and all rights of the holders of Series A Preferred Stock shall cease, including (i) the rights to receive dividends thereon shall cease to accrue, and (ii) all rights of the holders of shares of Series A Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor, and the right to convert such shares into shares of Common Stock until the close of business on the Business Day prior to the date of redemption, in accordance with Section 8 hereof.

       Section 6. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued and shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, in accordance with the DGCL, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation, subject to the conditions or restrictions on issuance set forth herein.

       Section 7. Liquidation, Dissolution or Winding Up.

              a. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders (after any payment or distribution on any stock of the Corporation ranking senior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and before any payment or distribution on the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up) a liquidation distribution in the amount of the Liquidation Preference (as defined in Section 11 hereof).

                      In the event the assets of the Corporation available for distribution to the holders of the shares of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up unless a pro rata distribution is made on the Series A Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

              b. Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this
Section 7. After the payment to the holders of the shares of Series A Preferred Stock of the Liquidation Preference, the holders of the shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

       Section 8. Conversion

              a. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio shall initially be
0.1219345 and the Conversion Price (defined as the Initial Purchase Price divided by the Conversion Ratio) shall initially be $8201.12. The Conversion Ratio and the Conversion Price are subject to adjustment from time to time pursuant to paragraph (g) of this Section 8.

              b. Conversion of the Series A Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation at the principal office of the Corporation in the State of California or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors (the "Transfer Agent," which may be the Corporation), of the certificate for such Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock being converted shall be entitled and

(ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days); but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the Conversion Ratio in effect on the date of such surrender.

              c. In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

              d. The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the holder of shares of Series A Preferred Stock shall be entitled to receive an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion. Such amount shall be payable by the Corporation in cash (to the extent funds are legally available therefor and may be paid in compliance with the Credit Agreement); provided, however, that if funds are not legally available for the payment by the Corporation of any such amount accrued and unpaid dividends in cash or such payment cannot be made in compliance with the Credit Agreement, the holder of the shares of Series A Preferred Stock surrendered for conversion shall receive payment in cash with respect to such amount promptly at such time as the funds therefor are legally available and may be paid without breaching the Credit Agreement.

              e. In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

              f. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

              g. The Conversion Ratio will be subject to adjustment from time to time as follows:

                      (1) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (1) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, immediately after the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (1) in connection with any transaction to which paragraph (h) applies.

                      (2) In case the Corporation shall issue shares of Common Stock or rights, warrants or other securities convertible into, exercisable or exchangeable for shares of Common Stock ("Convertible Securities") after the Issue Date for a consideration per share less than the Current Market Price, as of the date the Company fixes the offering price of such shares or Convertible Securities (the "Determination Date"), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to the date of issuance of such Common Stock or Convertible Securities by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or the number issuable upon conversion, exercise or exchange of the Convertible Securities), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common

Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or the number issuable upon conversion, exercise or exchange of the Convertible Securities) would purchase at the Current Market Price on the Determination Date. If shares of Common Stock have been publicly traded for more than thirty Trading Days immediately preceding the Determination Date, for purposes of this clause (2), the Current Market Price as of the Determination Date shall in all instances be the average of the Current Market Price of the Common Stock for any consecutive twenty Trading Days selected by the Corporation commencing no earlier than thirty Trading Days prior to the Determination Date.

                      An adjustment made pursuant to this clause (2) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (2), (i) the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock and Convertible Securities plus the minimum aggregate amount, if any, payable upon exercise, conversion or exchange of any Convertible Securities into shares of Common Stock, (ii) to the extent that the aggregate consideration receivable consists of services or property other than cash, the value thereof shall be the Fair Market Value thereof and (iii) from and after the time of the issuance of Convertible Securities, but subject to the penultimate sentence of this paragraph, the Corporation shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities. This clause (2) does not apply and no adjustment shall be made on account of the issuance of any shares of Common Stock or Convertible Securities by the Corporation pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause
(1) of this paragraph (g), (b) the terms of any Approved Security, (c) the Warrants, (d) the Notes, (e) the terms of the Series A Preferred Stock, (f) the terms of any stock option or employee benefit plan approved by the holders of the Series A Preferred Stock, (g) any merger of any Person into the Corporation or with a Subsidiary of the Corporation approved by the holders of the Series A Preferred Stock, (h) an exchange approved by the holders of the Series A Preferred Stock of Common Stock with the stockholders of any corporation provided that such corporation thereupon becomes a Subsidiary of the Corporation, (i) an exchange approved by the holders of the Series A Preferred Stock of Common Stock for substantially all of the assets and business of any Person, (j) a bona fide public offering pursuant to a firm commitment underwriting or (k) issuances of any shares of Common Stock upon exercise, conversion or exchange of Convertible Securities in accordance with their terms. For purposes of the preceding sentence, "approved by the holders of the Series A Preferred Stock" means approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, in person or by proxy, at an annual meeting of shareholders or at a special meeting of shareholders held for such purpose as provided in Section 3(d), or by written consent delivered to the Secretary of the Corporation. Upon the expiration unexercised of any Convertible Securities for which an adjustment has been made pursuant to this clause (2), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (2) in connection with any transaction to which paragraph (h) applies.

                      (3) In case the Corporation shall at any time or from time to time after the Issue Date distribute to all holders of shares of its Common Stock, evidences of indebtedness or assets (other than regular cash dividends and dividends paid out of Current Retained Earnings, as defined below) or any rights or warrants to purchase evidences of indebtedness or assets at less than the Fair Market Value thereof, other than dividends or distributions of shares of Common Stock or Convertible Securities which are referred to in clause (1) of this paragraph (g) or distributions of Convertible Securities which are referred to in clause (2) of this paragraph (g), then the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (x) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for a period of any twenty consecutive Trading Days selected by the Corporation commencing no earlier than thirty Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock of such dividend or distribution. An adjustment made pursuant to this clause (3) shall be made upon the opening of business on the next Business Day following the date on which any such distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution. No adjustment shall be made pursuant to this clause (3) in connection with any transaction to which paragraph (h) applies. Current Retained Earnings means consolidated retained earnings earned in the four fiscal quarters immediately preceding the quarter in which the dividend is paid to the extent such earnings have not previously been paid as dividends.

                      (4) For purposes of this paragraph (g), the number of shares of Common stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any of its Subsidiaries.

                      (5) The term "dividend," as used in this paragraph (g) shall mean a dividend or other distribution upon Common Stock of the Corporation.

                      (6) Anything in this paragraph (g) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

                      (7) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (g).


                      (8) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

              h. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (g)(1) of this Section 8), or in case of any merger of the Corporation with or into another corporation other than the Merger, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction"), each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction provided that if in connection with the Transaction a tender or exchange offer shall have been made and there shall have been acquired pursuant thereto more than 50% of the outstanding shares of Common Stock, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of Series A Preferred Stock had the holder thereof (i) immediately prior to such tender or exchange offer converted that portion of the share of Series A Preferred Stock equal to the percentage of shares of the then outstanding Common Stock so purchased in the tender or exchange offer and accepted such offer and sold therein all of such shares of Common Stock obtained upon such conversion and (ii) converted the remaining portion of the share of Series A Preferred Stock into shares of Common Stock immediately prior to consummation of such Transaction. In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 8 with respect to rights and interests thereafter of the holders of shares of Series A Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property (other than cash) deliverable upon conversion of the shares of

Series A Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property (including cash) other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

                 Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (if not the Company) thereof shall assume, by written instrument delivered to each holder of shares of Series A Preferred Stock, the obligation to deliver to such holder such cash, or other securities to which, in accordance with the foregoing provisions, such holder is entitled.

              i. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or merger of the Corporation with or into another corporation (other than the Merger), or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least twenty days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof as of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

              j. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

              k. The Corporation at any time may increase the Conversion Ratio, temporarily or otherwise, by any amount but in no event shall the Conversion Price be less than the par value of the Common Stock as a result of increase. Whenever the Conversion Ratio is increased pursuant to this paragraph, the Corporation shall mail to the holders of shares of Series A Preferred Stock a notice of the increase. The Corporation shall mail the notice at least 15 days before the date the increased Conversion Ratio takes effect. The notice shall state the Conversion Ratio and the period in which it will be in effect. An increase in the Conversion Ratio pursuant to this paragraph shall not change or affect the Conversion Ratio otherwise in effect for purposes of paragraphs (1), (2) and (3) of Section 8(g).

       Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8 hereof, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Series A Preferred Stock and Common Stock, if any, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8 hereof. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Series A Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8 hereof, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(i) hereof.

       Section 10. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Article FOURTH, or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

       Section 11. Definitions. For the purposes of this Article FOURTH, the following terms shall have the meanings indicated:

              "Adjustment Period" shall mean a period of any consecutive twenty Trading Days selected by the Corporation commencing no earlier than thirty Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

              "Affiliate" of the Corporation means any other Person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified Person, provided, however, that Trefoil, SCA, the Corporation and any wholly-owned Subsidiaries of the Corporation shall not be deemed an Affiliate of the Corporation or its

Subsidiaries for purposes hereof. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

              "Approved Securities" shall mean securities the issuance of which was approved by the requisite vote of the holders of Series A Preferred Stock pursuant hereto.

              "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

              "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

              "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation.

              "DGCL" shall mean the Delaware General Corporation Law, as amended.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such similar Federal statute.

              "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property or services shall mean the fair value thereof as determined in good faith by the Board of Directors of the Corporation or such committee.

              "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                "Interest Rate Protection Arrangement" shall mean any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations.

              "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

              "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean the Initial Purchase Price, plus an amount equal to all accrued but unpaid dividends.

              "Malrite" means Malrite Communications Group, Inc., an Ohio corporation.

              "Merger" means the merger of Malrite into the Corporation and the subsequent transfer by this Corporation to Shamrock Broadcasting, Inc., a Delaware corporation, of all or part of the assets and liabilities of Malrite so acquired.

              "Notes" shall mean the 7-1/2% Convertible Senior Notes due 2003 of the Corporation, issued pursuant to the Securities Purchase Agreement, and any notes issued in respect of interest payable thereon.

              "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

              "SCA" means Shamrock Capital Advisors, Inc., a Delaware corporation.

              "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 23, 1993, between the Corporation and Trefoil, as amended, a copy of which is maintained at the Corporation's principal executive offices.

              "Series A Director" shall mean a director of the Corporation appointed or elected to the Board of Directors of the corporation pursuant to
Section 3(c) hereof by the holders of the Series A Preferred Stock or by a vote of the Series A Directors pursuant to Section 3(d) hereof.

              "Services Agreement" shall mean the letter agreement, dated as of the Issue Date, between the Corporation and SCA, a copy of which is maintained at the Corporation's principal executive offices.

              "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

              "Surviving Person" shall mean the continuing or surviving Person of a merger or other business combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person merging into the Corporation in a merger or other business combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series A Preferred Stock or Common Stock of the Corporation is exchanged or converted into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary, such Surviving Person and each direct or indirect parent entity shall be a Surviving Person.

              "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

              "Trefoil" means Trefoil Capital Investors, L.P., a Delaware limited partnership.

              "Warrants" means the Warrants issued pursuant to the Warrant Agreement, dated as of February 15, 1989, between Malrite Communications Group, Inc. and Shawmut Bank, N.A., as Warrant Agent, to be assumed by the Corporation in the Merger.

       Section 12. Preemptive Rights.

       The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

B.     PREFERRED STOCK.

       Except as set forth above with respect to Series A Preferred Stock, shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

                FIFTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

                SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

                SEVENTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                IN WITNESS WHEREOF, this Restated Certificate of Incorporation of Trefoil Communications, Inc. has been signed and attested by its duly authorized officers, this 20th day of December, 1993.

                                        TREFOIL COMMUNICATIONS, INC.

                                        By: /s/ ROBERT G. MOSKOWITZ
                                           ---------------------------------
                                           Robert G. Moskowitz
                                           Executive Vice President

Attest:

/s/ GEORGE J. BUCHLER
--------------------------------
George J. Buchler
Assistant Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TREFOIL COMMUNICATIONS, INC.", CHANGING ITS NAME FROM "TREFOIL COMMUNICATIONS, INC." TO "CHANCELLOR MEDIA/TREFOIL COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386052

                                                       DATE: 11-04-98

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TREFOIL COMMUNICATIONS, INC.

          Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Trefoil Communications, Inc. ("Corporation"), a Delaware corporation, hereby certifies that:

          1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

             FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

             "CHANCELLOR MEDIA/TREFOIL COMMUNICATIONS, INC."

          2. The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

          IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.


                                                    TREFOIL COMMUNICATIONS INC.,
                                                    a Delaware Corporation



                                                    By: /s/  OMAR CHOUCAIR
                                                        ------------------------
                                                    Name: Omar Choucair
                                                    Title: Vice President